                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                                   /s/ Arthur Andersen, LLP
                                                   ARTHUR ANDERSEN LLP


Portland, Oregon
January 6, 2000